EXHIBIT 1.1

THE ROYAL BANK OF SCOTLAND GROUP PLC

Underwriting Agreement

Senior Debt Securities

June 20, 2018

NatWest Markets Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

As Representatives of the several
Underwriters (as defined below) named in Schedule I
to the Pricing Agreement (as defined below)

Ladies and Gentlemen:

From time to time The Royal Bank of Scotland Group plc, a public limited company incorporated and registered in Scotland, United Kingdom (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein), or to purchasers procured by them, certain of the Company’s debt securities specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Notes”).

The terms of, and rights attached to, any particular issuance of Notes shall be as specified in the Pricing Agreement relating thereto and in or pursuant to an amended and restated Indenture dated December 13, 2017 (the “Base Indenture”), between the Company and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”) and as amended and supplemented by one or several supplemental indentures between the Company and the Trustee to be dated on or about June 25, 2018 (together with the Base Indenture, the “Indenture”). The offering of the Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

1.       Particular sales of the Notes may be made from time to time to the Underwriters of such Notes, or to purchasers procured by them, for whom the firms designated as representatives of the Underwriters of such Notes in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Agreement shall not be construed as an obligation of the Company to sell any of the Notes or as an obligation of any of the Underwriters to purchase, or procure purchasers for, the Notes. The obligation of the Company to issue and sell any of the Notes and the obligation of any of the Underwriters to purchase, or procure purchasers for, any of the Notes shall be evidenced by the

Pricing Agreement with respect to the Notes specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Notes, the initial public offering price of such Notes, the purchase price to the Underwriters of such Notes, the names of the Underwriters of such Notes, the names of the Representatives of such Underwriters and the principal amount of such Notes to be purchased by each Underwriter, or by purchasers procured by such Underwriter, and shall set forth the date, time and manner of delivery of such Notes and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement (as defined below), the Disclosure Package (as defined below) and prospectus with respect thereto) the terms of such Notes. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “1933 Act”) on Form F-3 (No. 333-222022) and related prospectus for the registration of, among other securities, certain debt securities of the Company, including the Notes, in accordance with the provisions of the 1933 Act, and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

The registration statement on Form F-3, as amended (including by any post-effective amendment thereto) to the date on which it became effective prior to the date of this Agreement (including any prospectus supplement relating to the Notes and any other information, if any, deemed to be part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations), and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein to such date) are hereinafter referred to as the “Registration Statement” and the “Prospectus”, respectively, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or include such prospectus supplement, as the case may be, from and after the time such revised prospectus or prospectus supplement is first provided to the Underwriters for such use and if the Company files any documents pursuant to Section 13, 14 or 15 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), after the Registration Statement became effective and prior to the termination of the offering of the Notes by the Underwriters, which documents are deemed to be or, in the case of a Report on Form 6-K, are designated as being incorporated by reference into the Prospectus pursuant to Form F-3 under the 1933 Act Regulations, the term “Prospectus” shall refer to said prospectus as modified to include the documents so filed from and after the time said documents are filed with or furnished to the Commission. The term “Preliminary Prospectus” means any preliminary form of the Prospectus (including any preliminary prospectus supplement) which is used prior to the filing of the Prospectus and first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. The term “Free Writing Prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations. The term “Issuer Free Writing Prospectus” means (i) any material that satisfies the conditions set forth in Rule 433 of the 1933 Act Regulations and (ii) any roadshow presentation, including any Bloomberg roadshow presentation. Any Issuer Free Writing Prospectus, the use of which has been consented to by the Representatives, is identified in Annex II hereto. The term “Disclosure Package” means (i) the Preliminary Prospectus, (ii) any Issuer Free Writing Prospectus identified in Annex II(a) hereto, (iii) the final term sheets prepared and filed pursuant to Section 5(d) of this Agreement (the “Term Sheets”) included in Annex III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Applicable Time” means the time designated as such in the Pricing Agreement.

2.       The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, as of the Applicable Time, and as of the Time of Delivery referred to in Section 4 hereof that:

(a)       (i) An “automatic shelf registration statement” as defined under Rule 405 under the 1933 Act on Form F-3 (File No. 333-222022) in respect of the Notes has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and (ii) no order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b)       (i) The Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) any individual Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Disclosure Package or any such Issuer Free Writing Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Disclosure Package.

(c)       The Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus, provided, further, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (the “Form T-1”) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(d)       The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were filed with the Commission or when they become effective, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, at each time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, after the date of this Agreement but prior to the termination of the offering of Notes, will, when they are filed with or furnished to the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties in this subsection shall not apply to the Form T-1 of the Trustee.

(e)       The audited consolidated financial statements of the Company for the years ended December 31, 2017, 2016 and 2015, were prepared in accordance with International Financial Reporting Standards and give a true and fair view (in conjunction with the notes thereto) of the state of the Company and its subsidiaries’ affairs as at such dates and of its profit / (loss) and cash flows for the years then ended, and the unaudited consolidated financial statements of the Company for the three-month period ended March 31, 2018, have been stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference into the Registration Statement.

(f)       Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries, together considered as one enterprise.

(g)       The Company (A) has been duly incorporated in, and is validly registered under the laws of, Scotland; (B) has the requisite corporate power and authority to execute and deliver this Agreement and the Pricing Agreement and had the requisite corporate power and authority to execute and deliver the Indenture, to issue the Notes, and, in each case, to perform its obligations hereunder and thereunder; (C) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; (D) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and (E) has duly authorized, executed and delivered this Agreement and the Pricing Agreement and this Agreement and the Pricing Agreement constitute the valid and legally binding agreement of the Company enforceable in accordance with their terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(h)       NatWest Markets Plc (the “NWM”) has been duly incorporated in, and is validly registered under the laws of, Scotland, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and all of the issued and outstanding share capital or capital stock of NWM is owned, directly or indirectly, by the Company. National Westminster Bank Plc (the “Bank”) has been duly incorporated under the laws of England, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and all of the issued and outstanding ordinary share capital of the Bank is owned, directly or indirectly, by the Company.

(i)       The Indenture has been duly qualified under the Trust Indenture Act and duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(j)       The forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(k)       Each of the Indenture and the Notes will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(l)       All consents, approvals, authorizations, orders and decrees of any court or governmental agency or body of the United States, the United Kingdom or the Netherlands, having jurisdiction over the Company required for the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or to permit the Company to effect interest payments in U.S. dollars on the Notes in accordance with the terms of the Indenture have been obtained and are in full force and effect, except as may be required by U.S. state securities laws (the “Blue Sky laws”).

(m)       The execution, delivery and performance of this Agreement, the Pricing Agreement and Indenture, the allotment, issuance, authentication, sale and delivery of the Notes, and the compliance by the Company with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach under any agreement or instrument to which the Company is a party or by which the Company is bound that is material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Memorandum and Articles of Association of the Company or any statute or any order, filing, rule or regulation of any United States, English, Scottish or Dutch court or governmental agency or regulatory body having jurisdiction over the Company.

(n)       The Company is not, and after giving effect to the offer and sales of the Notes and application of the proceeds thereof as described in the Prospectus and the Disclosure Package, will not be, required to register as an “investment company”, as defined in the Investment Company Act of 1940, as amended.

(o)       No event has occurred or circumstances arisen which (after the issuance of the Notes) will constitute, or which, with the giving of notice and/or the lapse of time would constitute, an Event of Default or a Default under the Notes.

(p)       There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein).

(q)       (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time, the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that, the Company or another offering participant made a bona fide offer (within the meaning of

Rule 164(h)(2) under the 1933 Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(r)       (i) Deloitte LLP, who have certified the financial statements of the Company and its subsidiaries for the year ended December 31, 2015, and have audited the Company’s internal control over financial reporting and management’s assessment thereof in respect of such period, were, at the time of such audit, an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the Commission thereunder, and (ii) Ernst & Young LLP, who have certified the financial statements of the Company and its subsidiaries for the years ended December 31, 2016 and December 31, 2017 and have audited the Company’s internal control over financial reporting and management’s assessment thereof in respect of such periods, are an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(s)       Neither any Issuer Free Writing Prospectus nor the Term Sheets include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package and the Prospectus, including any document incorporated therein or any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, any such Issuer Free Writing Prospectus or the Term Sheets made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Issuer Free Writing Prospectus.

(t)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, or any of its subsidiaries is currently included on the U.S. Treasury Department’s List of Specially Designated Nationals or otherwise subject to any U.S. sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); and the capital raised by the issuance and sale of the Notes will not directly or indirectly be lent, contributed or otherwise made available to:

(i)       any subsidiary, joint venture partner or other entity under the control of the Company; or

(ii)       to the knowledge of the Company, any other person or entity,

in each case for the purpose of financing the activities of any person, entity, or government currently subject to any U.S. sanctions administered by OFAC.

3.       Upon the execution of the Pricing Agreement applicable to any Notes and authorization by the Representatives of the release of such Notes, the several Underwriters propose to offer such Notes for sale upon the terms and conditions set forth in the Prospectus (as amended or supplemented).

4.       The Notes to be purchased by each Underwriter and/or by purchasers procured by such Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriters, against payment by the Underwriters, or by the Representatives on behalf of the Underwriters, of the purchase price therefor (as provided in the Pricing Agreement) by wire transfer of immediately available funds to an account designated by the Company as specified in the Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Notes.

5.       The Company agrees with each of the Underwriters of any Notes that:

(a)       The Company will notify the Representatives immediately on becoming aware of (i) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Registration Statement or the offering of the Notes, and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or other Prospectus in respect of the Notes, or the issuance by the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       If at any time prior to the filing of a final prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, any event occurs as a result of which the Disclosure Package would then include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any such amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c)       The Company will, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) of the 1933 Act Regulations), file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus (including any prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Notes which differs from the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus without prior consultation with the Representatives.

(d)       The Company will prepare the Term Sheets, containing solely a description of the final terms of the Notes and the offering thereof, in a form approved by the Representatives and will file the Term Sheets not later than the time required by Rule 433(d) of the 1933 Act Regulations.

(e)       The Company will prepare the Prospectus in relation to the Notes and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the time required by Rule 424(b) of the 1933 Act Regulations following the execution and delivery of the Pricing Agreement relating to the Notes.

(f)       The Company will deliver to each Representative a conformed copy of the Registration Statement as originally filed, and of each amendment thereto (including exhibits and documents filed therewith or incorporated by reference, as the case may be, into the Registration Statement).

(g)       The Company will furnish the Underwriters with copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus (including, in each case, any supplement thereto) in such quantities as the Representatives may from time to time reasonably request, and will use all reasonable efforts to make the initial delivery of the Prospectus by no later than 9:00 a.m. on the second business day prior to the Time of Delivery and, if the delivery of a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering and sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus, or to file under the 1934 Act any document incorporated by reference in the Prospectus, in order to comply with the 1933 Act, notify the Underwriters and upon the Representatives’ request prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 173(a) of the 1933 Act Regulations) at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(h)       The Company shall at the reasonable request of the Underwriters at any time prior to the completion (in the view of the Underwriters) of distribution of the Notes, amend or supplement the Prospectus in order to comply with applicable law or the requirements of the New York Stock Exchange and deliver to the Underwriters from time to time as many copies of the relevant amendment or supplement as the Underwriters may reasonably request.

(i)       The Company agrees that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations, other than the information contained in the Term Sheets, provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Annex II hereto and the Term Sheets when filed pursuant to Section 5(d). Any such Free Writing Prospectus consented to by the parties is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(k)       The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will maintain such qualifications for as long as the Representatives shall reasonably request; provided that in connection with any such qualification the Company shall not be required to qualify as a foreign corporation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction.

(l)       The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries on a consolidated basis (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 of the 1933 Act Regulations).

(m)       During the period beginning from the date of the Pricing Agreement for such Notes and continuing to and including the Time of Delivery, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Notes (other than (i) the Notes, (ii) securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as otherwise may be provided in this Agreement, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(n)       Unless the Pricing Agreement provides otherwise, prior to the first payment due under the terms of the Notes, the Notes will be listed on a “recognised stock exchange” within section 1005 of the Income Tax Act 2007; as soon as practicable, application will be made to list the Notes on such recognised stock exchange.

(o)       The Company will apply the net proceeds from the sale of the Notes as set forth in the Prospectus.

(p)       The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV or Clearstream Banking, S.A., as the case may be.

(q)       Prior to the issuance of the Notes, the Company will have obtained all consents, approvals, authorizations, orders, registrations, qualifications and decrees of any court or governmental agency or body of the United States and the United Kingdom necessary or required for the valid issuance of the Notes and to permit the Company to make interest payments on the Notes in U.S. dollars.

6.       The Company will pay all expenses incidental to the performance of its obligations under this Agreement, any Pricing Agreement, the Indenture and the Notes including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, any Issuer Free Writing Prospectus, the Prospectus and any related preliminary prospectus (and any amendments or supplements thereto) and the cost of furnishing copies thereof to the Underwriters; (ii) the printing, if any, of this Agreement, the Pricing Agreement, the Indenture and the Blue Sky Survey; (iii) the printing or reproduction, preparation, issuance and delivery of the certificates, if any, for the Notes to (or at the direction of) the Underwriters, including any transfer or other taxes or duties payable upon the delivery of the Notes to a custodian for DTC, Euroclear Bank SA/NV or Clearstream Banking, S.A., as the case may be, or the sale of the Notes to the Underwriters; (iv) the fees and disbursements of the Company’s counsel and accountants; (v) the qualification of the Notes under the applicable securities laws in accordance with the provisions of Section 5(k) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith in an aggregate amount not in excess of $5,000 with respect to a particular issue of the Notes and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (vi) the delivery to the Underwriters of copies of such Blue Sky Survey, if any; (vii) any costs, fees and charges of any paying agent appointed under the Indenture; (viii) all expenses and listing fees in connection with the listing of the Notes, if any, on any stock exchange and the clearance and settlement of the Notes through the facilities of DTC, Euroclear Bank SA/NV or Clearstream Banking, S.A., as the case may be; (ix) any fees charged by securities rating services for rating the Notes; (x) the fees and expenses incurred in connection with the filing of any materials with the Financial Industry Regulatory Authority (“FINRA”), if any; (xi) any fees associated with a Bloomberg roadshow presentation; (xii) any United Kingdom stamp duty, stamp duty reserve tax or similar tax or duty imposed by the United Kingdom or any political subdivision thereof upon the original issuance by, or on behalf of, the Company of the Notes, the initial delivery of the Notes, the deposit of the Notes with a custodian for DTC, Euroclear Bank SA/NV or Clearstream Banking, S.A., as the case may be, the purchase by the Underwriters of the Notes, the sale and delivery of the Notes by the Underwriters to the initial purchasers thereof, and the execution and delivery of this Agreement, the Pricing Agreement and the Indenture; (xiii) the fees and expenses of the Trustee and any authorized agent of the Trustee, and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; and (xiv) any value added taxes payable in the United Kingdom in respect of any of the above expenses.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7 or Section 11(a)(i), (v), and (ix) hereof, the Company shall reimburse the Underwriters for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, except that in the case of a termination in accordance with Section 11(a)(i), (v), and (ix) hereof, such reimbursement shall include only any expenses actually incurred (not to exceed $195,000).

If any United Kingdom value added tax (“VAT”) is or becomes chargeable on the underwriting commission of any Underwriter under this Agreement and such Underwriter (or the representative member of any group of which such Underwriter is a member for VAT purposes) is required to account to H.M. Revenue & Customs for such VAT, the Company shall, subject to the receipt of a valid VAT invoice in respect of such supply, at the same time and in the same manner as the payment to which such VAT relates, pay an amount equal to such VAT.

7.       The obligations of the Underwriters of any Notes under the Pricing Agreement relating to such Notes shall be subject, at the discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the Pricing Agreement relating to such Notes are, at and as of the Time of Delivery for such Notes, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Registration Statement is effective and at the Time of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act should have been received. The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by Rule 424(b) of the 1933 Act Regulations; the Term Sheets and any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 433(d) of the 1933 Act Regulations; and, in each case, prior to the Time of Delivery the Company shall have provided evidence satisfactory to the Representatives of such timely filing; and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with.

(b)       At the Time of Delivery, the Representatives shall have received:

(i)       The opinions and 10b-5 letter, each, dated as of the Time of Delivery, of Davis Polk & Wardwell London LLP, U.S. counsel and U.K. tax counsel for the Company, with respect to the matters set forth in Annex IV hereto in form and substance reasonably satisfactory to the Representatives.

(ii)       The opinion, dated as of the Time of Delivery, of CMS Cameron McKenna Nabarro Olswang LLP, Scottish solicitors to the Company, with respect to the matters set forth in Annex V hereto in form and substance reasonably satisfactory to the Representatives.

(iii)       The opinion, dated as of the Time of Delivery, of Linklaters LLP, English solicitors to the Company, with respect to the matters set forth in Annex VI hereto in form and substance reasonably satisfactory to the Representatives.

(iv)       The opinion and 10b-5 letter, each dated as of the Time of Delivery, of Shearman & Sterling (London) LLP, counsel for the Underwriters, with respect to the matters set forth in Annex VII hereto in form and substance reasonably satisfactory to the Representatives.

(c)       The independent registered public accounting firms with respect to the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, which, for the avoidance of doubt are Deloitte LLP and Ernst & Young LLP, shall have each furnished to the Representatives letters, delivered at a time prior to the execution of the Pricing Agreement and dated the date of delivery thereof, with regard to matters customarily covered by accountants’ “comfort letters” and otherwise in form and substance satisfactory to the Representatives.

(d)       Ernst & Young LLP and Deloitte LLP shall each have furnished to the Representatives a letter, dated at the Time of Delivery, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 7(c), except that the specified “cut-off” date referred to therein shall be a date not more than five business days prior to the Time of Delivery.

(e)       If required pursuant to the Pricing Agreement, an application shall have been made for listing the Notes on the New York Stock Exchange.

(f)       At the Time of Delivery (1) there shall not have been, since the date of the Pricing Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as one enterprise, and (2) the Representatives shall have received a certificate of the Company executed on its behalf by an officer of the Company dated as of the Time of Delivery, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct in all material respects as though expressly made at and as of the Time of Delivery; (ii) the Company has complied in all material respects with all agreements hereunder and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been initiated or threatened by the Commission.

(g)       The Company shall have furnished to the Underwriters a certificate, dated the Time of Delivery, of a deputy secretary of the Company, stating that to the best knowledge and belief of the deputy secretary signing such certificate after reasonable inquiry, the issue and sale of the Notes in the manner contemplated in the Disclosure Package and Prospectus do not and will not result in a breach, default or acceleration of any payment or amount under any contract, agreement or undertaking to which the Company or any of its subsidiaries is a party (or by which any such entity is bound), which breach, default or acceleration would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(h)       There shall not have occurred any lowering of the rating of any of the Company’s securities by Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., or Fitch Ratings, Inc.

(i)       If an affiliate (as defined in applicable FINRA rules) of the Company is participating in the offering of the Notes, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled and not otherwise waived by the Underwriters, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 herein shall remain in effect.

8. (a) The Company agrees to indemnify and hold harmless each Underwriter, each of the Underwriters’ affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, the Term Sheets, any Issuer Free Writing Prospectus or any related preliminary prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as reasonably incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, the Term Sheets, any Issuer Free Writing Prospectus or any related preliminary prospectus (or any amendment or supplement thereto).

(b)       Each Underwriter severally agrees to indemnify and hold harmless each of the Company, its directors, each of the officers of the Company who signed the Registration Statement, the Company’s authorized representative in the United States and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8 as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus, any related preliminary prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus or such preliminary prospectus (or any amendment or supplement thereto).

(c)       Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.

(d)       Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Notes on the other, from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall, if permitted by applicable law, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Notes on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts, concessions and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Notes in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Notes and not joint.

(f)       The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

9.       If one or more of the Underwriters shall fail at the Time of Delivery to purchase the Notes which it is or they are obligated to purchase under this Agreement and the Pricing Agreement (the “Defaulted Notes”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase, or procure purchasers for, all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representatives shall not have completed such arrangements within such 36-hour period, then:

(a)       if the number of Defaulted Notes does not exceed 10% of the Notes which the Underwriters are obligated to purchase at the Time of Delivery, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Pricing Agreement relating to such Notes bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)       if the number of Defaulted Notes exceeds 10% of the Notes which the Underwriters are obligated to purchase or procure purchasers for at the Time of Delivery, the Pricing Agreement relating to such Notes shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the relevant Pricing Agreement, either the Representatives or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

10.       All representations, warranties and agreements contained in this Agreement and any Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters pursuant to this Agreement.

11. (a) The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Time of Delivery (i) if there has been, since the date of the Pricing Agreement or the respective dates as of which information is given in the

Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war, or (iii) the occurrence of another calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in clause (ii) and (iii) in the judgment of the Representatives (after consultation with the Company if practicable) makes it impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes in the manner contemplated in the Prospectus, or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or any other stock exchange on which the Company’s securities are listed, or (v) if there has occurred a suspension or material limitation in trading the Company’s securities on the New York Stock Exchange or the London Stock Exchange, or (vi) if there has occurred a material adverse change in the financial markets in the United States or in the international financial markets, or (vii) if a banking moratorium on commercial banking activities has been declared by the relevant authorities in New York or London, or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom has occurred, or (viii) if there has occurred a change or development involving a prospective change in the United States or the United Kingdom taxation which has, or will have, a material adverse effect on the Company or the Notes or the transfer thereof, or (ix) if there is any lowering of the rating of any of the Company’s debt securities, preference shares, American depositary shares representing preference shares or American depositary receipts evidencing American depositary shares representing preference shares, or a public announcement that such rating is under surveillance or review, with possible negative implications, in each case, by Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., or Fitch, Inc.

(b)       If this Agreement is terminated pursuant to Sections 7, 9 or 11 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 or Section 9 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 shall remain in effect.

12.       In all dealings hereunder, the Representatives of the Underwriters of the Notes shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, email, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, email, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, email, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.       This Agreement and any Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and authorized representative of the Company referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Pricing Agreement or any provision herein or therein contained. This Agreement and any Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and authorized representative of the Company and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14. (a) The Company irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Pricing Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b)       The Company hereby irrevocably designates, appoints, and empowers CT Corporation System, 111 Eight Avenue, 13th Floor, New York, NY 10011, as its designee, appointee and agent to take process, receive and forward process or to be served with process for and on its behalf of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Pricing Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.       Each Underwriter severally represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA (and all rules and regulations made pursuant to the FSMA) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

16.       Each Underwriter severally and not jointly represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes, pursuant to the offering of Notes to which this Agreement relates, to any retail investor in the European Economic Area.

For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

17.       The Company hereby acknowledges that (a) the purchase, or procurement of purchasers of, and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.       Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.       This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws provisions thereof. Specified times of day refer to New York City time.

20.       (a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Underwriters (each a “BRRD Party”), each BRRD Party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party (“Relevant BRRD Party”) to the other BRRD Party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(1)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(2)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on the other BRRD Party of such shares, securities or obligations);

(3)	the cancellation of the BRRD Liability; and/or

(4)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)       the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)       For the purposes of paragraph (a) above:

“Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Company.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

21.       Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.

For the purpose of this Section 21, “resolution measure” means a “crisis prevention measure”, “crisis management measure” or “recognised third-country resolution action”, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorized Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that “crisis prevention measure” shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

22.        This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[The rest of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof.

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:	/s/ Justin Fox
Name: Justin Fox
Title: Head of Capital Management

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

NatWest Markets Securities Inc.

By:	/s/ Rene Mijne
Name: Rene Mijne
Title: Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Robert J. Little
Name: Robert J. Little
Title: Managing Director

For themselves and as Representatives of the several Underwriters

ANNEX I

Pricing Agreement

[Names of Representatives]

[As Representatives of the several
Underwriters named in Schedule I hereto,]

___________ __, ____

Ladies and Gentlemen:

The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated _________ __, ____ (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Notes which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of themselves and on behalf of each of the Underwriters of the Notes pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the

Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[The rest of this page is intentionally left blank.]

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:
Name:
Title:

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

[Names of Representatives]

By:
Name:
Title:

For themselves and as Representatives of the several Underwriters

SCHEDULE I

		Principal Amount of Fixed/Floating Rate Notes to be Purchased	Principal Amount of Floating Rate Notes to be Purchased

[Names of Representatives]		[ ]	[ ]
[Names of other Underwriters]		[ ]	[ ]
	Total:	[ ]	[ ]

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Notes:

[ ]% Fixed Rate/Floating Rate Notes due 2024 (the “Fixed/Floating Rate Notes”)

Floating Rate Notes due 2024 (the “Floating Rate Notes”)

Aggregate principal amount of Notes:

$[ ] principal amount of the Fixed/Floating Rate Notes

$[ ] principal amount of the Floating Rate Notes

Price to Public:

[ ]% of the principal amount of the Fixed/Floating Rate Notes

[ ]% of the principal amount of the Floating Rate Notes

Purchase Price by Underwriters:

[ ]% of the principal amount of the Fixed/Floating Rate Notes

[ ]% of the principal amount of the Floating Rate Notes

Underwriting Commission:

[ ]% for the Fixed/Floating Rate Notes

[ ]% for the Floating Rate Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for DTC, Euroclear Bank SA/NV and Clearstream Banking, société anonyme, as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

[ ] a.m. (New York time), ________ __, ____

Time of Delivery:

9:30 a.m. (New York time), ________ __, ____

Indenture:

Amended and Restated Indenture dated as of December 13, 2017, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, and one or several supplemental indentures to be dated on or around June [●], 2018.

Maturity Date:

[ ] 2024 for the Fixed/Floating Rate Notes

[ ] 2024 for the Floating Rate Notes

Interest Rate:

For the Fixed/Floating Rate Notes:

-	from (and including) [ ], 2018, to (but excluding) [ ], 2023, [•]% per annum; and

-	from (and including) [ ], 2023 to (but excluding) maturity, three-month U.S. dollar LIBOR as determined on the applicable Fixed/Floating Rate Notes Interest Determination Date, plus [ ]% per annum accruing from [ ], 2023, to (but excluding) maturity, which interest rate will be reset quarterly on each Fixed/Floating Rate Notes Interest Reset Date.

For the Floating Rate Notes, three-month U.S. dollar LIBOR, as determined on the applicable Floating Rate Notes Interest Determination Date, plus [ ]% per annum, accruing from          , 2018, to (but excluding) maturity, which interest rate will be reset quarterly on each Floating Rate Notes Interest Reset Date.

Interest Payment Dates:

For the Fixed/Floating Rate Notes:

-	from (and including) [ ], 2018, to (but excluding) [ ], 2023, interest will be paid on ________ and ________ of each year, commencing on __________, 2018, to (and including) , 2023; and

-	from (and including) [ ], 2023 to (but excluding) maturity, interest will be paid on ________, ________, ________, ________ of each year, commencing on __________, 2023, to (and including) maturity.

For the Floating Rate Notes, interest will be paid on ________, ________, ________, ________ of each year, commencing on __________, 2018 and ending on maturity.

Interest Record Dates:

For the Fixed/Floating Rate Notes:

-	from (and including) [ ], 2018, to (but excluding) [ ], 2023, interest will be paid to holders of record of each Fixed/Floating Rate Note in respect of the principal amount thereof outstanding as of the 15th calendar day immediately preceding the Fixed/Floating Rate Notes Fixed Rate Period Interest Payment Dates, whether or not such day is a Business Day; and

-	from (and including) [ ], 2023 to (but excluding) maturity, interest will be paid to holders of record of each Fixed/Floating Rate Note in respect of the principal amount thereof outstanding as of the 15th calendar day immediately preceding the Fixed/Floating Rate Notes Floating Rate Period Interest Payment Dates, whether or not such day is a Business Day.

For the Floating Rate Notes, interest will be paid to holders of record of each Floating Rate Note in respect of the principal amount thereof outstanding as of the 15th calendar day immediately preceding the Floating Rate Notes Interest Payment Dates, whether or not such day is a Business Day.

Interest Rate Reset Dates:

For the Fixed/Floating Rate Notes, from (and including) [ ], 2023 to (but excluding) the maturity date or redemption date, interest will be reset on ________, ________, ________, ________ of each year, commencing on __________, 2023.

For the Floating Rate Notes, interest will be reset on ________, ________, ________, ________ of each year, commencing on __________, 2018.

Redemption Provisions:

Each series of Notes may be redeemed as described in the Prospectus.

U.K. Bail-In Power:

The Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Representatives:

Designated Representatives: [ ]

Address for Notices: [ ]

CUSIP:

[ ] for the Fixed/Floating Rate Notes

[ ] for the Floating Rate Notes

ISIN:

[ ] for the Fixed/Floating Rate Notes

[ ] for the Floating Rate Notes

Stock Exchange Listing:

The Company intends to apply to list each series of Notes on the New York Stock Exchange in accordance with its rules.

Other Terms:

The Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.

ANNEX II

Issuer Free Writing Prospectuses

Annex II(a) Issuer Free Writing Prospectuses included in the Disclosure Package

Nil

Annex II(b) Issuer Free Writing Prospectuses not included in the Disclosure Package

Nil

ANNEX III

Pricing Term Sheets

Free Writing Prospectus dated June 20, 2018 (to Prospectus dated December 13, 2017 and Preliminary Prospectus Supplement dated June 20, 2018)	Filed pursuant to Rule 433 Registration Statement No. 333-222022

The Royal Bank of Scotland Group plc

TERMS AND CONDITIONS

$750,000,000 Floating Rate Senior Notes due 2024

Issuer	The Royal Bank of Scotland Group plc (“RBSG”)
Securities	$750,000,000 aggregate principal amount of Floating Rate Senior Notes due 2024 (the “Floating Rate Notes”).
Ranking	The Floating Rate Notes will constitute RBSG’s direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves, and equally with all other outstanding unsecured and unsubordinated obligations of RBSG, present and future, except such obligations as are preferred by operation of law.
Format	SEC-registered
Specified Currency	USD
Issue Size	$750,000,000
Trade Date	June 20, 2018
Settlement Date	June 25, 2018 (T+3)
Maturity	June 25, 2024
Coupon

Three-month U.S. dollar LIBOR plus 1.550% per annum, accruing from the Settlement Date to, but excluding the Maturity Date.

The determination of LIBOR is subject to the provisions/circumstances set forth under “Description of the Senior Notes—Interest—LIBOR Discontinuation” in the prospectus supplement.

Coupon Frequency	Quarterly in arrear, commencing from September 25, 2018 to and including the Maturity Date
Interest Payment Dates	Interest will be payable quarterly on June 25, September 25, December 25 and March 25 of each year, commencing on September 25, 2018 and ending on the Maturity Date
Interest Reset Dates	March 25, June 25, September 25 and December 25 of each year, beginning on September 25, 2018
Interest Determination Dates	The second London banking day (as defined in the prospectus supplement) preceding each applicable Interest Reset Date
Day Count Convention	Actual /360 (Modified, following)
Business Days	New York and London
Pricing Benchmark

Three-month U.S. dollar LIBOR, (Reuters LIBOR01), modified following, adjusted.

The determination of LIBOR is subject to the provisions/circumstances set forth under “Description of the Senior Notes—Interest—LIBOR Discontinuation” in the prospectus supplement.

Spread to Benchmark	+155bps
Issue Price	100.000%
Gross Proceeds	$750,000,000
All in Price	99.750%
Fees	0.250%
Net Proceeds (before expenses)	$748,125,000
Redemption Price	100.000% of the principal amount of the Floating Rate Notes

Redemption

The Floating Rate Notes are not redeemable at the option of the holders at any time. RBSG may redeem the Floating Rate Notes at its sole discretion, in whole but not in part on the Optional Redemption Date (as defined in the prospectus supplement) at 100% of their principal amount plus accrued but unpaid interest to, but excluding, the date of redemption. In addition, RBSG may redeem the Floating Rate Notes, in whole but not in part, at 100% of their principal amount plus accrued but unpaid interest to, but excluding, the date of redemption, upon the occurrence of certain tax or regulatory events as described in the prospectus supplement and the accompanying prospectus. See “Description of Debt Securities—Redemption,” “Description of the Senior Notes Loss—Absorption Disqualification Event Redemption” and “Description of the Senior Notes—Tax Redemption” in the prospectus supplement.

Redemption Conditions

Notwithstanding any other provision, RBSG may only redeem the Floating Rate Notes prior to the maturity date or repurchase the Floating Rate Notes (and give notice thereof to the holders of such Floating Rate Notes in the case of redemption), if it has obtained the prior consent of the PRA (as defined in the prospectus supplement), to the extent such consent is at the relevant time and in the relevant circumstances required by the Loss Absorption Regulations (as defined in the prospectus supplement) or applicable laws or regulations in effect in the United Kingdom, if at all, as described in the prospectus supplement under “Description of the Senior Notes—Conditions to Redemption and Repurchase.”

Events of Default

The Floating Rate Notes contain very limited events of default provisions and the remedies available thereunder are limited, as described in the prospectus supplement under “Description of the Senior Notes—Events of Default and Defaults; Limitation of Remedies.”

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between RBSG and any holder or beneficial owner of the Floating Rate Notes, by its acquisition of Floating Rate Notes, each holder and beneficial owner of the Floating Rate Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Floating Rate Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Floating Rate Notes into ordinary shares or other securities or other obligations of RBSG or another person and/or (iii) the amendment or alteration of the maturity of the Floating Rate Notes, or amendment of the amount of interest due on the Floating Rate Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Floating Rate Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Floating Rate Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Floating Rate Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group (as defined in the prospectus supplement), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.
Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power

No repayment of the principal amount of the Floating Rate Notes or payment of interest on the Floating Rate Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by RBSG under the laws and regulations of the United Kingdom and the European Union applicable to RBSG or other members of the Group.

Joint Bookruners and Joint Lead Managers	NatWest Markets Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC
Denominations	$200,000 and integral multiples of $1,000 in excess thereof
Listing	An application will be made to list the Floating Rate Notes on the New York Stock Exchange
MIFID II Product Governance / Professional investors and ECPs only target market / Prohibition of Sales to each Retail Investor	Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.
Expected Security Ratings*	BBB- / BBB+ / Baa3 (S&P / Fitch / Moody’s)
Clearing and Settlement	DTC
CUSIP	780097 BH3
ISIN	US780097BH35
Governing Law	New York

* The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by S&P, Fitch or Moody’s.

The Issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus and the prospectus supplement in respect of the Floating Rate Notes in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, NatWest Markets Securities Inc. will arrange to send you the base prospectus at no charge if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, calling NatWest Markets Securities Inc. at 1-866-884-2071, calling Citigroup Global Markets Inc. at 1-800-831-9146, calling Goldman Sachs & Co. LLC at 1-866-471-2526 or calling Wells Fargo Securities, LLC at 1-800-645-3751.

Free Writing Prospectus dated June 20, 2018 (to Prospectus dated December 13, 2017 and Preliminary Prospectus Supplement dated June 20, 2018)	Filed pursuant to Rule 433 Registration Statement No. 333- 222022

The Royal Bank of Scotland Group plc

TERMS AND CONDITIONS

$1,250,000,000 4.519% Fixed Rate/Floating Rate Senior Notes due 2024

Issuer	The Royal Bank of Scotland Group plc (“RBSG”)
Securities	$1,250,000,000 aggregate principal amount of 4.519% Fixed Rate/Floating Rate Senior Notes due 2024 (the “Fixed/Floating Rate Notes”).
Ranking	The Fixed/Floating Rate Notes will constitute RBSG’s direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves, and equally with all other outstanding unsecured and unsubordinated obligations of RBSG, present and future, except such obligations as are preferred by operation of law.
Format	SEC-registered
Specified Currency	USD
Issue Size	$1,250,000,000
Trade Date	June 20, 2018
Settlement Date	June 25, 2018 (T+3)
Maturity	June 25, 2024
Fixed Rate Coupon	4.519% per annum accruing from and including the Settlement Date to, but excluding, June 25, 2023 (the “Optional Redemption Date”) (the “Fixed Rate Period”).
Fixed Rate Coupon Frequency	Semi-annually in arrear commencing from December 25, 2018 to and including the Optional Redemption Date.
Floating Rate Coupon

Three-month U.S. dollar LIBOR plus 1.55% per annum, accruing from the Optional Redemption Date to, but excluding the Maturity Date (the “Floating Rate Period’).

The determination of LIBOR is subject to the provisions/circumstances set forth under “Description of the Senior Notes—Interest—LIBOR Discontinuation” in the prospectus supplement.

Floating Rate Coupon Frequency	Quarterly in arrear commencing from September 25, 2023 to and including the Maturity Date.
Interest Payment Dates

During the Fixed Rate Period, interest will be payable semi-annually in arrear on June 25 and December 25 of each year, commencing on December 25, 2018.

During the Floating Rate Period, interest will be payable quarterly in arrear on September 25, 2023, December 25, 2023, March 25, 2024 and the Maturity Date, commencing on September 25, 2023.

Interest Reset Dates	The Optional Redemption Date, September 25, 2023, December 25, 2023 and March 25, 2024, beginning on the Optional Redemption Date.
Interest Determination Dates	The second London banking day (as defined in the prospectus supplement) preceding each applicable Interest Reset Date
Day Count Convention	During the Fixed Rate Period 30/360 (Following, unadjusted) During the Floating Rate Period, Actual/360 (Modified following)
Business Days	New York and London
US Treasury Benchmark	T 2.750% due May 31, 2023
US Treasury Benchmark Yield	2.799%
Fixed Rate Spread to Benchmark Treasury	T+ 172bps
Floating Rate Pricing Benchmark

Three-month U.S. dollar LIBOR, (Reuters LIBOR01), modified following, adjusted.

The determination of LIBOR is subject to the provisions/circumstances set forth under “Description of the Senior Notes—Interest— LIBOR Discontinuation” in the prospectus supplement.

Floating Rate Spread to Benchmark	+ 155bps
Re-Offer Yield	4.519%
Issue Price	100.000%
Gross Proceeds	$1,250,000,000
All in Price	99.750%
Fees	0.250%
Net Proceeds (before expenses)	$1,246,875,000
Redemption Price	100.000% of the principal amount of the Fixed/Floating Rate Notes
Redemption

The Fixed/Floating Rate Notes are not redeemable at the option of the holders at any time.

RBSG may redeem the Fixed/Floating Rate Notes at its sole discretion, in whole but not in part on the Optional Redemption Date at 100% of their principal amount plus accrued but unpaid interest to, but excluding, the date of redemption. In addition, RBSG may redeem the Fixed/Floating Rate Notes, in whole but not in part, at 100% of their principal amount plus accrued but unpaid interest to, but excluding, the date of redemption, upon the occurrence of certain tax or regulatory events as described in the prospectus supplement and the accompanying prospectus. See “Description of Debt Securities—Redemption,” “Description of the Senior Notes Loss—Absorption Disqualification Event Redemption” and “Description of the Senior Notes— Tax Redemption” in the prospectus supplement.

Redemption Conditions	Notwithstanding any other provision, RBSG may only redeem the Fixed/Floating Rate Notes prior to the maturity date or repurchase the Fixed/Floating Rate Notes (and give notice thereof to the holders of such Fixed/Floating Rate Notes in the case of redemption), if it has obtained the prior consent of the PRA (as defined in the prospectus supplement), to the extent such consent is at the relevant time and in the relevant circumstances required by the Loss Absorption Regulations (as defined in the prospectus supplement) or applicable laws or regulations in effect in the United Kingdom, if at all, as described in the prospectus supplement under “Description of the Senior Notes—Conditions to Redemption and Repurchase.”

Events of Default

The Fixed/Floating Rate Notes contain very limited events of default provisions and the remedies available thereunder are limited, as described in the prospectus supplement under “Description of the Senior Notes—Events of Default and Defaults; Limitation of Remedies.”

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between RBSG and any holder or beneficial owner of the Fixed/Floating Rate Notes, by its acquisition of Fixed/Floating Rate Notes, each holder and beneficial owner of the Fixed/Floating Rate Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Fixed/Floating Rate Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Fixed/Floating Rate Notes into ordinary shares or other securities or other obligations of RBSG or another person and/or (iii) the amendment or alteration of the maturity of the Fixed/Floating Rate Notes, or amendment of the amount of interest due on the Fixed/Floating Rate Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Fixed/Floating Rate Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Fixed/Floating Rate Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Fixed/Floating Rate Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group (as defined in the prospectus supplement), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power	No repayment of the principal amount of the Fixed/Floating Rate Notes or payment of interest on the Fixed/Floating Rate Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by RBSG under the laws and regulations of the United Kingdom and the European Union applicable to RBSG or other members of the Group.

Joint Bookruners and Joint Lead Managers	NatWest Markets Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC
Denominations	$200,000 and integral multiples of $1,000 in excess thereof
Listing	An application will be made to list the Fixed/Floating Rate Notes on the New York Stock Exchange
MIFID II Product Governance / Professional investors and ECPs only target market / Prohibition of Sales to each Retail Investor	Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.
Expected Security Ratings*	BBB- / BBB+ / Baa3 (S&P / Fitch / Moody’s)
Clearing and Settlement	DTC
CUSIP	780097 BJ9
ISIN	US780097BJ90
Governing Law	New York

* The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by S&P, Fitch or Moody’s.

The Issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus and the prospectus supplement in respect of the Fixed/Floating Rate Notes in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, NatWest Markets Securities Inc. will arrange to send you the base prospectus at no charge if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, calling NatWest Markets Securities Inc. at 1-866-884-2071, calling Citigroup Global Markets Inc. at 1-800-831-9146, calling Goldman Sachs & Co. LLC at 1-866-471-2526 or calling Wells Fargo Securities, LLC at 1-800-645-3751.

ANNEX IV

FORM OF OPINION OF
DAVIS POLK & WARDWELL LONDON LLP, U.S. COUNSEL AND U.K. TAX COUNSEL FOR THE COMPANY

[Form of U.S. Opinion]

To be included as a Statement of Fact before the opinion: The Registration Statement became effective under the 1933 Act and the Indenture qualified under the Trust Indenture Act upon the filing of the Registration Statement with the Commission on September 28, 2012 pursuant to Rule 461(e).

Based upon the foregoing, we are of the opinion that:

1.       Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

2.       Assuming that the Indenture has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Indenture has been duly executed and delivered by the Company, and the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

3.       Assuming that the Notes have been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Notes, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued.

4.       Assuming that each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14(a) of the Underwriting Agreement and Section 1.14 of the Indenture, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any New York state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”), in any action arising out of or relating to the Underwriting Agreement and the Indenture or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so, any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed CT

Corporation System as its authorized agent for the purposes described in Section 14(b) of the Underwriting Agreement and Section 1.14 of the Indenture; and service of process effected on such agent in the manner set forth in Section 14(b) of the Underwriting Agreement and Section 1.14 of the Indenture will be effective to confer valid personal jurisdiction on the Company.

5.       The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.       The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Notes (collectively, the “Documents”), will not contravene any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

7.       No consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We express no opinion with respect to the provisions in the Notes relating to the acknowledgement of and consent to the exercise of any U.K. bail-in power (as defined therein) or Section 12 of the Indenture.

We have considered the statements included in the Base Prospectus under the caption “Description of Debt Securities” and in the Prospectus Supplement under the caption “Description of the Senior Notes” insofar as they summarize provisions of the Indenture and the Notes. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus Supplement under the caption “U.K. and U.S. Federal Tax Consequences”, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

[Form of UK Tax Opinion]

On the basis of our examination of the documents listed in the Schedule to this opinion and the other matters referred to in this opinion, and subject to the assumptions set out in this opinion and any matters not disclosed to us, we are of the opinion that:

1.	The statements in the Prospectus Supplement under the section headed “U.K. and U.S. Federal Tax Consequences”, insofar as such statements constitute a general summary of both current United Kingdom tax law and generally published practice of H.M. Revenue and Customs relevant to the issue of the Notes, fairly and accurately summarise the matters referred to therein.

2.	No United Kingdom stamp duty or stamp duty reserve tax, capital duty, registration or other issue or documentary taxes (“UK stamp taxes”) should be payable by the Underwriters on (A)(i) the creation, issue or delivery by, or on behalf of, the Company of the Notes, provided that the Notes comprise loan capital falling within Section 79(4) and not within Section 79(5) or (6) of the Finance Act 1986, or (ii) the creation or issue by the Company of the Notes, provided no Underwriter is a person falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 and any other person falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 to whom the Notes are issued does not seek to pass on the cost of any UK stamp taxes falling on them to any Underwriter; or (B) the execution and delivery of the Pricing Agreement or the Underwriting Agreement.

FORM OF 10b-5 LETTER OF
DAVIS POLK & WARDWELL LONDON LLP, U.S. COUNSEL
FOR THE COMPANY

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

1.       the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

2.       nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Notes:

a.	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

b.	at the Applicable Time the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

c.	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding: (1) the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or (2) the Statement of Eligibility of the Trustee on Form T-1. It is understood that, for the purpose of this letter, any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Act is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

ANNEX V

FORM OF OPINION OF
CMS Cameron McKenna Nabarro Olswang LLP, SCOTTISH SOLICITORS
TO THE COMPANY

Based upon and subject to the foregoing and subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that so far as the present law of Scotland is concerned:

1.       The Company has been duly incorporated in Great Britain as a limited liability company and is validly registered under the law of Scotland, is not in liquidation, and has the corporate power and authority under such law to conduct its business as described in the Prospectus and/or the Prospectus Supplement.

2.       The Notes (in global or definitive form) (when executed by the Company in accordance with the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Company, and (upon their issue, authentication and delivery in accordance with the terms of the Pricing Agreement, the Underwriting Agreement and the Indenture) will have been duly issued and delivered, and they will constitute legally valid and binding and enforceable obligations of the Company.

3.       The creation and issue of the Notes and the execution, delivery and performance by the Company of the Agreements are within the corporate power of the Company and have been duly authorised by all necessary corporate action of the Company.

4.       The obligations on the part of the Company under the Agreements are legally valid and binding and enforceable against the Company.

5.       No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together consents) are required by the Company as a result of the Company being a Scottish registered company for the valid execution, issue and delivery of the Notes.

6.       Neither the execution, delivery and performance by the Company of the Agreements, nor the execution, issue and delivery of the Notes, will of itself result in any violation in any material respect of:

(a)	the Memorandum or Articles of Association of the Company; or

(b)	any existing applicable mandatory provision of Scots law or regulation; or

(c)	any existing judgment, order or decree of any Scottish court.

7.       The Underwriters would under current practice of the Scottish courts (assuming the effect of Section 14 of the Underwriting Agreement is not to prorogate the exclusive jurisdiction of the courts of the United States of America or the State of New York specified therein (each a New York Court)) be permitted to commence proceedings in the Scottish courts for enforcement of the Underwriting Agreement and the Pricing Agreement, and the Scottish courts would accept jurisdiction in any proceedings for so long as the Company remains domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the governing law of the Underwriting Agreement would be upheld as a valid choice of law by that court.

8.       The Agreements have, insofar as Scots law governs the formalities of execution and delivery thereof, been duly executed and delivered by or on behalf of the Company.

9.       The (i) submission by the Company in Section 14 of the Underwriting Agreement to the jurisdiction of the New York Courts, and the designation, appointment and empowerment by the Company under the said Section 14 of an agent for service, and (ii) the designation, appointment and empowerment by the Company of an agent for service under Section 1.14 of the Base Indenture, would be upheld by the Scottish courts as valid and effective.

10.       In relation to any Agreement which is expressed to be governed by the law of the State of New York as its governing law, a judgment of the New York Courts as the relevant forum would be recognised in Scotland through an action of decree–conform under common law in the Court of Session in Scotland, assuming that (1) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (2) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (3) enforcement of the judgment is not contrary to Scottish public policy.

11.       Each holder of a Note is (if and when a valid cause of action which is enforceable by a Holder (as defined in the Indenture) arises under the Notes), entitled to sue as claimant in the Scottish courts for the enforcement of its rights against the Company, and such entitlement will not be subject to any conditions which are not applicable to residents of Scotland, save that a Scottish court may require a person who is not resident in Scotland to provide security for costs.

ANNEX VI

FORM OF OPINION OF LINKLATERS LLP
ENGLISH SOLICITORS TO THE COMPANY

Based on the documents referred to, and assumptions made, in this opinion and subject to the qualifications in this opinion and to any matters not disclosed to us, we are of the following opinion:

1.       It is not necessary, either to ensure the validity of the Notes, the Underwriting Agreement, the Pricing Agreement or the Indenture or to ensure the compliance by the Underwriters with any mandatory provision of English law, for the Company to obtain any approval, consent, order or permission of, or to effect any filing, recording or registration with, any public authority or governmental agency in England or to obtain authorisation from any regulatory authority, government department or court in England (other than any approvals, consents, orders, permissions, filings, recordings, registrations or authorisations required under the Companies Act 1985 and/or the Companies Act 2006 as they apply to a company having its registered office in Scotland (as to which we understand you are relying upon an opinion of CMS Cameron McKenna Nabarro Olswang LLP)) in respect of the execution, delivery or performance of the Notes, the Underwriting Agreement, the Pricing Agreement or the Indenture.

2.       There are no registration, filing or similar formalities imposed in the United Kingdom upon the Company or the Underwriters in relation to the issue or offering of the Notes or the performance by the Company of its obligations under them, provided that no public offer by the Company or the Underwriters (or any person acting on their behalf) is made in the United Kingdom, other than in the circumstances set out in Section 86 of the FSMA.

3.       If and when a valid cause of action which is enforceable against the Company by a holder of a Note in the English courts arises under the Notes, each holder of such a Note may, in certain limited circumstances as set out in, and subject always to the terms of, the Indenture, bring a claim on the basis of such cause of action as a claimant in the English courts for the enforcement of its rights against the Company. A claim on the basis of such cause of action will not be subject to any material procedural rules which are not applicable to claims made by residents of England, save that an English court may take into account when considering the procedural rules and/or legal principles in relation to security for costs and/or forum non conveniens the residency or domicile of a claimant, any submission to the jurisdiction of another court and any pending proceedings in another court.

4.       Neither the execution and delivery of the Underwriting Agreement, the Pricing Agreement and the Supplemental Indenture by the Company, nor the compliance by the Company with its obligations under the Underwriting Agreement, the Pricing Agreement or the Indenture will, of itself, breach (A) any mandatory provision of English law of general application binding on the Company, or (B) any covenant of the Company (other than any financial or similar covenant) contained in any of the following documents:

(a)       Trust Deed dated 11 December 1985 between the Company and The Law Debenture Trust Corporation plc. constituting US$350,000,000 undated floating rate primary capital notes;

(b)       Second Supplemental Trust Deed dated 12 August 1993 between The Royal Bank of Scotland plc, the Company and The Law Debenture Trust Corporation plc. constituting £200,000,000 9½% undated subordinated bonds; and

(c)       Trust Deed dated 10 December 2003 between the Company and The Law Debenture Trust Corporation plc. constituting US$650,001,000 fixed/floating rate callable subordinated notes due 2043.

For the purposes of the opinion contained in paragraph 4 above we have interpreted the effect of the Underwriting Agreement, the Pricing Agreement, the Indenture and the Notes as if they were governed by and construed in accordance with English law. Such opinion should not be taken as expressing an opinion as to the observance of any financial or similar covenant contained in the documents listed above.

ANNEX VII

FORM OF OPINION OF SHEARMAN & STERLING (LONDON) LLP,
COUNSEL FOR THE UNDERWRITERS

1.       The Underwriting Agreement (including the Pricing Agreement) has been duly executed and delivered by the Company, to the extent such execution and delivery is a matter of New York law.

2.       The Indenture has been duly executed and delivered by the Company to the extent such execution and delivery is a matter of New York law and the Indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.       The Notes have been duly executed by the Company to the extent such execution is a matter of New York law and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement (including the Pricing Agreement), the Notes (other than the terms governed by Scots law as to which we express no opinion) will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (other than the terms governed by Scots law as to which we express no opinion).

4.       The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

5.       The statements in the General Disclosure Package and the Prospectus under the caption “Description of the Senior Notes” and “Description of the Debt Securities”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

6.       The description of the U.S. federal income tax consequences set forth in the General Disclosure Package and the Prospectus under the caption “UK and U.S. Federal Tax Consequences”, insofar as such statements constitute summaries of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described therein, is accurate in all material respects.

FORM OF 10b-5 LETTER OF
SHEARMAN & STERLING (LONDON) LLP,
COUNSEL FOR THE UNDERWRITERS

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, each of the Registration Statement and the Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of the date of the Pricing Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Final Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.